THE SARATOGA ADVANTAGE TRUST

AMENDED AND RESTATED SCHEDULE II

SERIES

(as of August 5, 2014)

U.S. Government Money Market Portfolio

Investment Quality Bond Portfolio

Municipal Bond Portfolio

Large Capitalization Value Portfolio

Large Capitalization Growth Portfolio

Small Capitalization Portfolio

International Equity Portfolio

Mid Capitalization Portfolio

Health & Biotechnology Portfolio

Technology & Communications Portfolio

Financial Services Portfolio

Energy & Basic Materials Portfolio

James Alpha Global Enhanced Real Return Portfolio

James Alpha Cayman Commodity Fund I Ltd.

James Alpha Global Real Estate Investments Portfolio

James Alpha Multi Strategy Alternative Income Portfolio

THE SARATOGA ADVANTAGE TRUST

By: /s/ Bruce E. Ventimiglia

Name: Bruce E. Ventimiglia

Title: President & Chief Executive Officer

Date: 8/7/2014

THE BANK OF NEW YORK MELLON

By: /s/ John Silano

Name: John Silano

Title: Managing Director

Date:  8-14-14

GEMINI FUND SERVICES, LLC

By: /s/Kevin Wolf

Name: Kevin Wolf

Title: President

Date: 8/6/14